UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                  Amendment #1


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2003


                               EARTHNETMEDIA, INC.
              ____________________________________________________
              (Exact Name of Small Business Issuer In Its Charter)


        NEVADA                       333-57514                   95-4834274
________________________________________________________________________________
(State or Jurisdiction              (Commission               (I.R.S. Employer
  of Incorporation)                  File No.)               Identification No.)


                                222 Amalfi Drive
                         Santa Monica, California 90402
                               Tel: (310) 459-1081
          _____________________________________________________________
          (Address and Telephone Number of Principal Executive Offices)


This Current Report on Form 8-K/A is filed by EarthNetMedia, Inc., a Nevada corporation (the "Company"), in connection with the matters described herein.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 12, 2003, the Registrant engaged Amisano Hanson, Certified Public Accountants, as the Registrant's independent accountants to report on the Company's balance sheet as of June 30, 2003, and the related statements of income ' stockholders' equity and cash flows for the year then ended. The decision to appoint Amisano Hanson was approved by the Registrant's Board of Directors.

     The Registrant dismissed Kabani & Company, Inc. ("Kabani") as its auditors effective August 11, 2003. During the Registrant's most recent fiscal year ended December 21, 2002 and continuing through the quarter ending March 31, 2003 until the dismissal of Kabani , there were no disagreements with Kabani within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Kabani's satisfaction, would have caused Kabani to make reference to the subject matter of the disagreements in connection with its reports.

     On September 20, 2002, John P. Semmens, a Professional Corporation, resigned as the Registrant's independent accountants. During the Registrant's two most recent fiscal years ended December 31, 2001 and 2000, and until their resignation, there were no disagreements with John P. Semmens within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to John P. Semmens satisfaction, would have caused John P. Semmens to make reference to the subject matter of the disagreements in connection with its reports.

     During the Registrant's two most recent fiscal years ended December 31, 2001 and through the period until John P. Semmens resignation on September 20, 2002, there were no "reportable events" (as such term is defined in item 304(a)(1)(iv)(B) of regulation S-B.

     During the Registrant's three most recent fiscal years and any subsequent interim period prior to the engagement of Amisano Hanson neither the Registrant nor anyone on the Registrant's behalf consulted with Amisano Hanson regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

     The Registrant has requested Kabani to review the disclosures contained herein and has invited Kabani the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, or clarification of the Registrant's expression of Kabani's views, or the respects in which Kaboni does not agree with the statements contained herein. In the event Kabani reviews the disclosures contained herein and provides to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and agrees or disagrees with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B, the Registrant will file an amended Form 8-K with the Commission and include the Kabani letter as an Exhibit.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Reference is made to the C Warrants and D Warrants issued by the Company as part of an offering of Units made by the Company in December 2001. By their original terms, each C Warrant gave its holder the right to purchase shares of the Company's Common Stock at a price of $2.00 per share and each D Warrant gave its holder the right to purchase shares of Common Stock at a price of $2.25 per share.

     On December 18, 2002, the Board of Directors of the Company agreed to adjust the exercise price of the C Warrants to $1.32 per share for all shares of Common Stock purchased after that date, and also extended the exercise period for the C Warrants and the D Warrants from 3:30 PM Pacific Time on December 20, 2002 until 3:30 PM Pacific Time on March 31, 2003. All other terms and conditions of the C Warrants and the D Warrants remained unchanged.

     Effective as of January 20, 2003, the number of the Company's then outstanding C Warrants and D Warrants were increased on a six for one basis, and accordingly the shares of the Company's Common Stock which may be purchased through exercise of the C Warrants and D Warrants were correspondingly increased on a six for one basis. At the same time, the exercise price per share under the terms of these C Warrants and D Warrants were divided by six, to $0.22 per share for the C Warrants and $0.375 per share for the D Warrants. On March 20, 2003, the Board of Directors of the Company agreed to: (i) reduce the exercise price of the C Warrants to $0.12 per share of Common Stock and the exercise price of the D Warrants to $0.20 per share of Common Stock, in each case for all C Warrants and D Warrants exercised after March 20, 2003; and (ii) extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on April 30, 2003. On April 28, 2003 the Company agreed to extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on June 30, 2003.

     On June 27, 2003, the Board of Directors of the Company agreed to extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on September 30, 2003. All other terms and conditions of the C Warrants and D Warrants (as previously amended) remain unchanged.

     Effective immediately, the Board of Directors of the Company have agreed to extend the exercise period of the C Warrants until 3:30 PM Pacific Time on January 31, 2004 and the D Warrants to 3:30 PM Pacific Time on June 30, 2004. All other terms and conditions of the C Warrants and D Warrants (as previously amended) remain unchanged).


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EARTHNETMEDIA, INC.

                                             By: /s/ FELIZIAN PAUL
                                             ___________________________________
                                                     Felizian Paul
                                                     Chairman of the Board
                                                     and Chief Financial Officer

Date:  September 25, 2003